Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 20, 2005, relating to the financial statements and financial highlights which appears in the April 30, 2005 Annual Report to Shareholders of Phoenix Large-Cap Growth Fund, formerly known as Phoenix-Seneca Growth Fund, and Phoenix Strategic Growth Fund, formerly known as Phoenix-Seneca Strategic Theme Fund (constituting Phoenix Strategic Equity Series Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
July 22, 2005